Exhibit 10.16

STANDSTILL AGREEMENT

As of January 16, 2007, Discus Holdings, Spectrum Dental, Inc. and Westside Packaging (collectively “Discus”), on the one hand, and American Medical Technologies, Inc. (“AMT”), on the other hand (collectively the “Parties”), hereby agree that there are pending disputes between them concerning the existence and/or extent of any performance issues under their respective agreements between the Parties (the “Agreements”).  It is AMT’s position that the Agreements are in effect.  Discus shall not dispute that AMT position at this time provided, however, that while the Parties agree that they have discussed potential resolution of the disputes, AMT acknowledges that they have not been resolved as of January 16, 2007 and Discus and AMT respectively reserves all rights, claims and/or defenses.  To the extent that any grounds for termination now exist, and/or existed previously, and/or arise at any time in the future, Discus shall not be prejudiced in any manner in asserting such claims, should ongoing discussions not yield resolution of the dispute.  Therefore, the Parties also agree to preserve all of their respective rights, claims, causes of action, and/or defenses in law and at equity against each other to the same extent and to the same degree that such respective rights, claims, causes of action, and/or defenses exist as of January 16, 2007.  Without any prejudice to the same, they are entering into this Standstill Agreement.  Further, the Parties agree any party may terminate this Standstill Agreement by providing the other side with ten (10) days’ written notice (sent by email or facsimile) to the Party (or Parties) and to their counsel listed below.  The Parties further agree that no Party shall commence any legal action against the other party prior to termination of the Standstill Agreement.

DATED this 1st day of February, 2007.

DISCUS HOLDINGS	WESTSIDE PACKAGING

/s/ Robert Hayman	/s/ Robert Hayman
(Designated Corporate Representative)	(Designated Corporate Representative)

Robert Hayman	Robert Hayman
PRINTED NAME	PRINTED NAME

AMERICAN MEDICAL	SPECTRUM DENTAL
TECHNOLOGIES, INC.

/s/ Judd D. Hoffman	/s/ Robert Hayman
Judd D. Hoffman, President/CEO	(Designated Corporate Representative)

Judd D. Hoffman	Robert Hayman
PRINTED NAME	PRINTED NAME

Jackson Walker L.L.P.	LeBoeuf, Lamb

/s/ Lionel M. Schooler	/s/ Vincent Davitt
Lionel M. Schooler	Vincent Davitt
Counsel for AMTI
(Texas State Board, 17803300)